Exhibit 10.14

WARRANTS INSTRUMENT

INSTRUMENT CONSTITUTING AND REGULATING WARRANTS TO

SUBSCRIBE FOR SHARES IN

UCLOUDLINK GROUP INC.

DATED THE 6 DAY OF NOVEMBER 2018

WARRANTS INSTRUMENT

THIS WARRANTS INSTRUMENT is executed as a deed on the 6 day of November 2018

BY:

UCLOUDLINK GROUP INC., a company incorporated in the Cayman Islands (with company registration number: MS-291168) with its registered office at Maricorp Services Ltd., P.O. Box 2075, #31 The Strand, 46 Canal Point Drive, Grand Cayman KY1-1105, Cayman Islands (the “Company”).

This Warrants Instrument witnesses as follows:

1.	Definitions and Interpretation

1.1	In this Warrants Instrument, unless the context otherwise requires, the following words and expressions shall have the following meaning:

“Affiliate” means, in relation to any person, any person that (directly or indirectly), owns or controls or is owned or controlled by or is under common ownership or control with, such person, and each of such person’s officers, directors, joint venture parties or partners, as applicable; and for this purpose, a person shall be treated as being controlled by another person if that other person is able to direct its affairs and/or control the composition of its board of directors or equivalent body and/or vote (or control the voting of) more than 25% of its voting shares, in each case, whether by way of ownership of shares, proxy, contract, agency or otherwise. In the case of the Holder, the term “Affiliate” shall include all persons that form part of the Holder’s group on the relevant date.

Permitted Reconstruction” means for the purpose of the Qualified IPO, any reconstruction approved by the Holder(s) (including but not limited to any inversion that results in the Company becoming the subsidiary of a holding company whereby the current shareholders of the Company hold shares in such holding company) whereby the Holder(s) are granted substitute warrants over the equity share capital of the holding company of a value no less than the value of the Warrants in issue immediately prior to the reconstruction.

“Business Days” means a day (other than a Saturday, Sunday or a public holiday) on which banks are open for general business in Singapore, the People’s Republic of China and the Cayman Islands, and (in relation to any date for payment or purchase of a currency) the principal financial centre of the country of that currency.

“Coming Round Financing” means each of the rounds of financing of the Company occurring during the period commencing the date hereof and ending on the Expiration Date and such round of financing shall be treated as occurring on the date on which the definitive transaction agreement for such round of financing is signed.

“Conditions” means the conditions attaching to the Warrants set out in Schedule 2 as may be amended from time to time.

“Constitution” means the memorandum of association and articles of association of the Company as amended or restated from time to time.

“Directors” means the board of directors of the Company for the time being.

“Disposal” means the sale of all or most of the Company’s business, assets and/or undertaking.

“Exercise Value” means, with respect of an exercise of the Warrant(s), the aggregate Warrant Price for such exercise of the Warrant(s).

“Exit Event” means a Disposal, Qualified IPO or Share Sale.

“Expiration Date” means the earlier of (i) the fifth anniversary of the date of this Warrants Instrument, and (ii) the date of the submission of application of a Qualified IPO of the Company.

“Facility Agreement” means the financial lease agreement, dated on or about the date of this Warrants Instrument, between the 深圳市优克联新技术有限公司 as lessee and 溢诺丰融资租赁有限公司 as lessor, as the same may be amended, supplemented, extended, modified or restated from time to time.

“Holder(s)” means all the registered holders of Warrants for the time being (and “Holder” shall be construed accordingly).

“Qualified IPO” shall have the same meaning set forth in the Third Amended and Restated Shareholders Agreements in relation to the Series B+ Round, which means (a) an initial public offering of the Company on The New York Stock Exchange, NASDAQ, Hong Kong Stock Exchange or such other reputable stock exchange approved by the Board (including the affirmative vote of the Cashcapital Director and the Haitong Director (if applicable)) and (b) following which (i) the shares of the Company are traded in a freely convertible currency and (ii) the shares of the Company held by the Investors can gain full liquidity after the expiration of any lock-up period; provided that, notwithstanding the above, where the lock-up period with respect to the shares of the Company held by the Investors is or may be for an indefinite term, such initial public offering and listing shall not be deemed to be a Qualified IPO.

“Notice of Exercise” means in relation to a Warrant, a duly completed notice to the Company substantially in the form set out in the schedule to the relevant Warrant Certificate.

“Ordinary Shares” means ordinary shares in the capital of the Company having the rights and privileges set out in the Constitution.

“Equity Securities” means, with respect of an exercise of the Warrant(s), the equity securities, issued or to be issued by the Company in the relevant Coming Round Financing in the capital of the Company having the rights and privileges set out in the Constitution; such equity securities may be in the form of, as to be authorised by shareholder resolution, share capital, capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such share capital, capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interest.

“Register” means register of persons for the time being entitled to the benefit of the Warrants to be maintained pursuant to the provisions of Condition 1 as set forth in the Schedule 2.

“RMB”” mean the lawful currency from time to time of the People’s Republic of China.

“Share Sale” means:

(a)	a sale of fifty per cent. (50%) or more of the Company’s issued share capital; or

(b)

an reconstruction which results in shareholders of the Company’s issued share capital beneficially owning less than fifty per cent. (50%) of the voting interests of the surviving entity immediately after the reconstruction takes place.

“Shares” means shares in the capital of the Company (of whatever class).

“Stock Exchange” means the Singapore Exchange Securities Trading Limited, New York Stock Exchange, National Association of Securities Dealers Automated Quotations of America (NASDAQ), the Hong Kong Exchanges and Clearing Limited, London Stock Exchange, Shenzhen Stock Exchange or Shanghai Stock Exchange of the PRC, or any other stock exchange in relation of the Qualified IPO.

“Subscription Price” means the Warrant Price.

“Subscription Rights” means the rights for the time being conferred by all the Warrants to subscribe for Warrant Shares as constituted by this Warrants Instrument (and in relation to a particular Warrant or particular Warrants, as a reference to that proportion of such rights as are conferred by the Warrant or those Warrants).

“US Dollars” and “US$” mean the lawful currency from time to time of the United States of America.

“Warrant Certificate” means a warrant certificate substantially in the form set out in Schedule 1.

“Warrants” means warrants of the Company entitling the Holder(s) to subscribe for Warrant Shares as constituted by this Warrants Instrument.

“Warrant Price” means, with respect of an exercise of the Warrant(s), the exercise price equal to the per-share issue price of the Equity Securities to be authorised by shareholder resolution, issued and allotted in the relevant Coming Round Financing.

“Warrant Shares” means, with respect of an exercise of the Warrant(s), the relevant Equity Securities, and such number of Warrant Shares to be issued under such exercise of the Warrant(s) shall be calculated using the following formula:

X =	Y ,	where:
Z

(i)	X = the number of Warrant Shares to be issued under such exercise of the Warrant(s);

(ii)

Y = the amount to be paid for such exercise of the Warrant(s), as determined by the Holder exercising the Warrant(s), provided that the aggregate amount of the Exercise Value under all exercises of the Warrant(s) shall not exceed the US$ amount equivalent to RMB5,000,000 (subject to adjustment as set out in the Warrants Instrument); and

(iii)	Z = the applicable Warrant Price.

1.2	Clause headings are used in this Warrants Instrument for convenience only and shall be ignored in its interpretation.

1.3	In this Warrants Instrument, unless the context otherwise requires:

(a)

reference to Clauses, Conditions and Schedules is to clauses and conditions of and schedules to this Warrants Instrument and references to sub-clauses are references to sub-clauses of the clause or condition which they appear; and references to this Warrants Instrument include the Schedules to it;

(b)

reference to (or to any specified provision of) this Warrants Instrument or any other document or Warrants Instrument shall be construed as a reference to this Warrants Instrument, that provision or that document or Warrants Instrument as in force for the time being and as amended in accordance with the terms thereof and (where such consent is required by the terms of this Warrants Instrument as a condition to such amendment being made) with the prior sanction of the Holder(s);

(c)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(d)

a “person” includes any individual, firm, body corporate, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(e)	references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

2.	Constitution of Warrants

2.1

The Warrants issued under this Warrants Instrument together confer the rights (but not the obligation) to the Holder to subscribe for cash at the Subscription Price for all or some of the Warrant Shares.

2.2

Entitlement to all rights attaching to the Warrants shall be evidenced by the issue to a Holder of a Warrant Certificate in all material respects in the form set out in Schedule 1. The Company shall issue a copy of this Warrants Instrument with each Warrant Certificate.

2.3

The Company undertakes to comply with the terms and conditions of this Warrants Instrument and the Conditions (which are incorporated by reference herein) and specifically to do all such things and execute all such documents to the extent necessary in order to give effect to the Subscription Rights in accordance with the terms of this Warrants Instrument and the Conditions.

3.	Conditions

The Warrants are issued subject to the Constitution and the Conditions (which are incorporated by reference herein), which are binding upon the Company and each Holder and all persons claiming through them.

4.	Register and Warrant Certificates

4.1	The Company shall maintain a Register in accordance with the provisions of Condition 1 as set forth in Schedule 2.

4.2

The Company shall, within five Business Days of entering the name of a Holder in the Register, issue to the Holder a Warrant Certificate setting out the number of Warrant Shares in respect of which that Holder is entitled, at the relevant time, to exercise Subscription Rights.

5.	Calculation of number of Warrant Shares

At the date of this Warrants Instrument, the Company shall issue Warrants over the Warrant Shares, the number of which under all Warrants shall be subject to that the aggregate amount of the Exercise Value under all exercises of the Warrant(s) shall not exceed the US$ amount equivalent to RMB5,000,000.

6.	Exercise

The Warrants are exercisable in whole or in part at any time prior to the Expiration Date by a Holder delivering a Notice of Exercise. To avoid any doubt, subject to the other terms of this Warrants Instrument, upon the Expiration Date, any part of Warrants which has not been exercised shall be deemed as invalid and unenforceable.

7.	Benefit of the Warrants Instrument

7.1

The Company hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Warrants Instrument hereto shall enure to the benefit of each and every Holder from time to time.

7.2

Each Holder shall be entitled severally to enforce the covenants, obligations and conditions referred to in this Warrants Instrument against the Company insofar as each such Holder’s Warrants are concerned without the need to join the allottee of any such Warrant or any intervening or other Holder in the proceedings for such enforcement.

Except as otherwise provided herein, either party shall bear and pay tax respectively in accordance with laws or regulations of the territory.

8.	Currency

8.1	Currency of Account

(a)	Subject to paragraphs (b) and (c) below, except as otherwise agreed, any payment for any sum due under this Warrants Instruments shall be made in US Dollars.

(b)	Each payment in respect of costs, expenses or taxes shall be made in the currency in which the costs, expenses or taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

8.2

Without prejudice to Clause 8.1 hereof and subject to any other provision in this Warrants Instrument to the contrary, where any payment in US$ under this Warrants Instruments shall be converted into its equivalent amount in RMB to determine the amount of relevant Exercise Value in RMB or whether relevant amount has been fully paid, the applicable conversion rate shall be the spot rate of exchange of remitting bank for such payment for the purchase of the RMB with US$ at or about 11 a.m. on the date of such payment.

Schedule 1

Form of Warrant Certificate

Certificate No. [•]	Transfer No. [•]	Issue Date [•]

Total Exercise Value: the US$ amount equivalent to RMB5,000,000

UCLOUDLINK GROUP INC. (incorporated in the Cayman Islands with registration number: MS-291168) (the “Company”)

This Warrant Certificate is issued pursuant to the warrants instrument issued by the Company on ____________ 2018 (the “Warrants Instrument”). Words and expressions used in this Warrant Certificate which are defined in the Warrants Instrument have the meanings given to them in the Warrants Instrument.

This is to certify that: INNOVEN CAPITAL CHINA PTE. LTD. (incorporated in Singapore with registration number: 201633108K) with its address at 16 Collyer Quay, #23-01, Income at Raffles, Singapore 049318 is the registered holder of the Warrants which entitle it to subscribe, up to the total Exercise Value stated above, for Warrant Shares in the Company in accordance with the provisions of the Warrants Instrument and the terms and conditions attached to this Warrant Certificate.

EXECUTED as a DEED and delivered this          day of          2018.

The COMMON SEAL of	)

UCLOUDLINK GROUP INC.	)

was hereunto affixed	)	For and on behalf of

in accordance with its constitution:	)	UCLOUDLINK GROUP INC.

[common seal]

/s/ Wen Gao
Name: Wen Gao
Title: Authorized Signature

/s/ Chaohui Chen
Director: Chaohui Chen

/s/ Jianlin Liao
Witness’ name: Jianlin Liao

Address: Floor 3, Block 1A, Shenzhen Software Industry Base, Xuefu Road, Nanshan, Shenzhen, China

Occupation: Financial Manager

Schedule to the Warrant Certificate

(The Warrants Instrument)

The Warrants of UCLOUDLINK GROUP INC. (the “Company”) comprised in this Warrant Certificate are part of an issue of Warrants to subscribe for Warrant Shares and have been issued subject to and with the benefit of the Warrants Instrument dated ________ 2018 (which may from time to time be amended) (the “Warrants Instrument”), executed by the Company, which is enforceable severally by each Holder (as defined in the Warrants Instrument) against the Company insofar as each such Holder’s Warrants are concerned, subject as provided in the Warrants Instrument. The Warrants Instrument (together with any Warrants Instruments supplemental thereto and copies of the Constitution) is and will be available for inspection by Holder(s) at the registered office of the Company. Where the context permits, words and expressions defined in the Warrants Instrument have the same meaning in this Warrant Certificate.

Notice of Exercise

Upon the exercise of Subscription Rights, this Warrant Certificate together with the Notice of Exercise properly completed and signed should be submitted, together with the payment referred to below, to the Company at its registered office for the attention of the Company Secretary or such other person or persons appointed by the Company as its registrars in connection with the Warrants from time to time.

To     UCLOUDLINK GROUP INC.

Part A

The undersigned, the registered holder(s) of the Warrants comprised in this Warrant Certificate (and the several Warrant Certificates, if any, enclosed) (Note (A)), hereby gives notice of its/their wish to exercise our Warrant(s) to subscribe for [•] Equity Securities, in accordance with the provisions of the Warrants Instrument referred to above. We wish to satisfy the aggregate Subscription Price for the Warrant Shares in respect of the Warrants that we are exercising by paying US$[•] as such aggregate Subscription Price to the Company in cash (Note (B)).

Part B

We hereby direct you to allot the Warrant Shares in the Company to be issued pursuant to the Warrant Certificate(s) attached to us and we agree to accept such shares, subject to the Constitution. We hereby authorise and request the entry of our name in the register of members of the Company in respect thereof.

We hereby authorise the despatch of (i) Warrant Certificates in respect of the Warrant Shares to be allotted to us; and (ii) a Warrant Certificate in our name for any balance of our Warrants remaining exercisable, by post to my/our address set out in Condition 11 of the Warrants Instrument or such other address notified by us to the Company.

Dated

Signature
For and on behalf of INNOVEN CAPITAL CHINA PTE. LTD.

Notes:

(A)

Exercise of the Warrants represented by this Warrant Certificate may be consolidated with the exercise of Warrants represented by other Warrant Certificates by the use of one Notice of Exercise provided that the other Warrant Certificates are attached to the Notice of Exercise.

(B)

Payments to the Company should be in United States Dollars by cheque drawn on a bank in Singapore or by electronic transfer to an account notified by the Company, or such other manner as may be designated by the Company and Holder(s).

Schedule 2

Conditions

1.	Register

1.1	An accurate register of entitlement to the Warrants (the “Register”) will be kept by the Company and there shall be entered in the Register:

(a)	the names and addresses of the persons for the time being entitled to be registered as Holders;

(b)	the number of Warrants held by every such Holder;

(c)	the date on which the name of every such Holder is entered in the Register in respect of the Warrants standing to its name; and

(d)	the date on which each Warrant is exercised.

1.2

Any change in the name or address of any Holder shall be notified to the Company which shall cause the Register to be altered accordingly. Each Holder (or any person authorised by such Holder) shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same of any part thereof.

1.3

The Company shall be entitled to treat the relevant Holder as the absolute owner of a Warrant and accordingly shall not (except as ordered by a court of competent jurisdiction or as required by law) be bound to recognise any equitable or other claim to or interest in such Warrant on the part of any other person whether or not it shall have express or other notice thereof.

1.4

Each Holder will be recognised by the Company as entitled to his Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of such Warrants.

2.	Transfer of Warrants

2.1

The Warrants may be transferred in whole or in part by any Holder to any Affiliate or any other person, provided that such person shall not be a competitor of the Company which engages in the competitive business with the Company without the prior written consent of the Company.

2.2	Every transfer of a Warrant shall be made by an instrument of transfer in the usual or common form.

2.3

The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor but need not be signed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect thereof.

2.4

The Directors shall recognise any instrument of transfer of a Warrant which is deposited at the registered office of the Company accompanied by the Warrant Certificate for the Warrant to which it relates. The Directors may waive production of any certificate upon production to them of satisfactory evidence of the loss or destruction of such Warrant Certificate together with such indemnity as they may require.

2.5	No fee shall be charged for any registration of a transfer of a Warrant or for the registration of any other documents which in the opinion of the Directors require registration.

2.6	The registration of a transfer shall be conclusive evidence of the approval by the Directors of such transfer.

3.	Exercise of Subscription Rights

3.1	Subscription Rights may be exercised in whole or in part by the relevant Holder:

(a)

Within five (5) days commencing from the date of the signature of a term sheet (“Term Sheet”) in a Coming Round Financing, the Company shall notice the Holder(s) of the Coming Round Financing as well as providing such Term Sheet, and inquire whether the Holder(s) will exercise all or any part of the Warrant(s). If requested by the Holder(s), the Company shall provide any further information related to such Coming Round;

(b)

The Holder shall give a written notice to the Company for whether to exercise all or any part of the Warrant(s) within thirty (30) days after receiving the notice provided by the Company in accordance with Condition 3.1(a) (“Exercising Period”). If the Holder decides to exercise the Warrant, the notice provided by the Holder shall also include the number of Warrant Shares to be purchased or subscribed for by the Holder. If the Holder decides to exercise all or any part of the Warrant(s) and notifies the Company of the number of Warrant Shares to be purchased or subscribed for, where such notice shall constitute an irrevocable decision of such Holder to purchase or subscript the Warrant Shares if the terms and conditions as those set out in the definitive transaction agreement in the Coming Round Financing keep consistent with the terms and conditions as those set out in the Term Sheet, such Holder shall complete the purchase or subscription of the Warrant Shares on the same terms and conditions (including but not limited to the Warrant Price and the payment date) as those set out in the definitive transaction agreement in the Coming Round Financing (but not including any obligation to make any contribution to relevant costs (including legal and accountancy fees and disbursements), and in accordance with procedures set forth in the following Condition 3.1(c) and (d). A failure by the Holder to respond within such Exercising Period shall constitute an irrevocable decision by such Holder not to exercise its right to exercise all or any part of the Warrant(s) with respect to this Coming Round Financing, but it shall not be construed as a waiver for the Subscription Rights to exercise the Warrant(s) with respect to other Coming Round Financing thereafter unless Warrants held by the Holder has expired. For the avoidance of doubt, in the event that relevant Notice of Exercise has been delivered on or before the Expiration Date but the purchase or subscription under such Notice of Exercise has not been completed on or before the Expiration Date, such event shall not affect the validity and effectiveness of the exercise of Subscription Rights contemplated under such Notice of Exercise and the Company shall allot and issue relevant Warrant Shares to the relevant Holder in accordance with this Warrants Instrument.

(c)	completing the Notice of Exercise;

(d)	lodging the relevant Warrant Certificate at the registered office of the Company for the time being.

3.2	The aggregate Subscription Price for the Warrant Shares to be issued upon exercise of the Warrants shall be satisfied by the payment in cash for each of the Warrant Shares at the Warrant Price.

The Company shall procure that the Warrant Shares to be issued upon the exercise of Subscription Rights shall be validly allotted and issued credited as fully paid to the relevant Holder upon receipt of the relevant Warrant Certificate (together with the Notice of Exercise duly completed, accompanied by the requisite remittance for subscription monies) lodged at the registered office of the Company in accordance with Condition 3.1. Share certificates shall be issued (free of charge) in respect of such shares no later than 14 days after the date of such lodging and the relevant Holder(s) shall be entered into the register of members of the Company as holder(s) of the relevant Warrant Shares.

3.3	Fraction of a Warrant Share may be issued following exercise of a Warrant.

3.4

Shares allotted pursuant to the exercise of Subscription Rights will rank pari passu in all respects with the fully paid Equity Securities then in issue and shall rank for all dividends and distributions paid on any date or by reference to any record date on or after the date on which the relevant Notice of Exercise is lodged at the registered office.

3.5

The Warrants Instrument (including these Conditions) and the Warrants shall, subject to the Expiration Date, survive any Disposal/Share Sale and/or the termination or cessation of the Facility Agreement.

3.6	If:

(a)	the Expiration Date occurs before the fifth anniversary of the date of the Warrants Instrument due to the occurrence of the submission of application of a Qualified IPO of the Company; or

(b)	no Coming Round Financing occurs during the period commencing the date of the Warrants Instrument and ending on the fifth anniversary of the date of this Warrants Instrument,

the Company shall, on Expiration Date, pay each Holder the amount (the “Early Expiration Amount”) which be calculated using the following formula:

X	= Y×Z, where:

(i)	X = the Early Expiration Amount shall be paid to a Holder in accordance with this Condition 3.6;

(ii)	Y = the Exercise Value of the Warrant(s) which such Holder holds immediately before the Expiration Date; and

(iii)	Z = 25%.

For the avoidance of doubt and as an example, under the circumstance of Condition 3.6(b), the aggregate amount of Early Expiration Amount which shall be paid by the Company in accordance with this Condition 3.6 shall be equal to the US$ amount equivalent to RMB1,250,000.

4.	[RESERVED]

5.	[RESERVED]

6.	Exit

If before the Expiration Date, the Company undertakes a redemption of shares of its share capital, declares a dividend or other distribution on any shares, or becomes aware of the expected occurrence of an Exit Event, it shall give each Holder at least 21 days’ notice (the “Notice”) specifying the date (the “Specified Date”) of such expected occurrence (the period between the giving of the Notice and the Specified Date being referred to below as the “Notice Period”). The Company shall promptly send to each Holder such further information relating to the progress of the such expected occurrence or Exit Event, including relating to any increase or decrease in the likelihood of the expected occurrence or Exit Event occurring, any change in the anticipated terms, or timetable, of the expected occurrence or Exit Event and/or the failure or lapse (whether temporary or permanent) of the expected occurrence or Exit Event, to the extent required for the Holder(s) to be kept informed promptly of any changes or other circumstances which are material to the expected occurrence or Exit Event.

7.	Conversion of Warrant Shares

If all of the Warrant Shares are converted into Ordinary Shares pursuant to the Constitution (including, without limitation, in connection with a Qualified IPO), then from and after the date on which all outstanding Warrant Shares have been so converted, the Warrant shall be exercisable for such number of Ordinary Shares into which the Warrant Shares would have been converted had the Warrant Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect immediately prior to such conversion divided by the number of Ordinary Shares into which one Warrant Share would have been converted, subject always to any further adjustment thereafter from time to time in accordance with the provisions of this Warrants Instrument.

8.	Restrictions on the Company

Whilst the Warrants are outstanding the Company will:

8.1

ensure that the Directors have all necessary authorisations and waivers of pre-emption to allot such number of Warrant Shares (and Ordinary Shares issuable upon conversion of such Warrant Shares (as may be applicable)) as will enable the Subscription Rights of the Holder(s) to be satisfied in full at any time;

8.2

procure in the event of a Qualified IPO or a Share Sale that the Holder(s) are not required for the purpose of, or in connection with, such event to give any warranties or indemnities (other than as to title to shares registered in its/their respective name(s) or the names of their nominees, and as to their capacity and authority to effect the relevant event), or to appoint any party (including the sponsor to the Qualified IPO) to act as their agent or make any contribution to the costs (including legal and accountancy fees and disbursements) incurred by any other party in connection with such Share Sale or Qualified IPO;

8.3

not make any issue, grant or distribution or take any other action the effect of which would be that on exercise of any of the Subscription Rights it would be required to issue Warrant Shares at a discount to their nominal value;

8.4	not buy any Warrants unless it offers to buy Warrants from all Holder(s) in proportion to their respective holdings of Warrants;

8.5

not, by amendment to the Constitution or through any reorganisation, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrants Instrument;

8.6	not effects any Disposal or Share Sale.

9.	Modification of Rights

9.1

Any modification to this Warrants Instrument may be effected only by an instrument by way of deed poll executed by the Company expressed to be supplemental to the Warrants Instrument and with the prior sanction of the Holder(s). Any alteration, variation or modification of the Warrants Instrument that is not made in compliance with the provisions of Condition 9 shall be null and void.

9.2

All or any of the rights for the time being attached to the Warrants (including the Subscription Rights) may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior sanction of the Holder(s) and with the consent of the Company and shall only be effected only by an instrument by way of deed poll executed by the Company expressed to be supplemental to the Warrants Instrument.

10.	Replacement of Warrant Certificates

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed it will be replaced at the registered office of the Company for the time being upon payment by the claimant of such reasonable costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require. Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

11.	Notices

All notices to the Holder and the Company shall be addressed as follows unless notified otherwise and any communication to be made under or in connection with the Warrants Instrument shall be made in accordance with paragraph 18 (Notices) of the Facility Agreement:

Holder

INNOVEN CAPITAL CHINA PTE. LTD.

Attn: Yingxue Cao

Address: 16 Collyer Quay, #23-01, Income at Raffles, Singapore 049318

Tel: *****

Email address: *****

Company

UCLOUDLINK GROUP INC.

Attn: Shi Yimeng

Address: Floor 3, Block 1A, Shenzhen Software Industry Base, Xuefu Road, Nanshan, Shenzhen, China

Tel: *****

Email address: *****

12.	Third party rights

No term of this Warrants Instrument (whether express or implied) is enforceable by any person who is not a party to it other than INNOVEN CAPITAL CHINA PTE. LTD., a Holder or any member of that Holder’s Affiliates.

13.	Conflict

In the event of any conflict or inconsistency between any of the terms of this Warrants Instrument and any of the terms of the shareholder’s agreement of the Company dated April 21, 2017(the “Shareholder’s Agreement”), the terms of the Shareholder’s Agreement shall prevail in all respects, provided, however, that nothing contained herein or in this Warrant Instruments shall in any way diminish or otherwise affect the legality, validity and enforceability of the Warrant(s) and/or the issuance of the Warrants(s) in accordance with this Warrants Instrument, and the Company hereby confirms that each shareholder of the Company has waived its pre-emptive rights, options to purchase and rights of first refusal (in each case, howsoever described), over the Warrants and/or Warrant Shares.

14.	Governing law and jurisdiction

14.1

This Warrants Instrument and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by Singapore law.

14.2

Each Party agrees that any dispute arising out of or in connection with this Warrants Instrument or any document or transaction in connection with this Warrants Instrument and the Warrants (including any dispute or claim relating to any non-contractual obligations arising out of or in connection with this Warrants Instrument) shall be referred to and finally resolved by arbitration in Singapore to the exclusion of the ordinary courts, in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force which rules are deemed to be incorporated by reference in this Condition. The place of arbitration shall be in Singapore and the language of the arbitration shall be English. The arbitration tribunal shall consist of one arbitrator to be appointed by the Holder. The arbitral award made and granted by the arbitrator shall be final, binding and incontestable, may be enforced by the Parties against the assets of the other Party wherever those assets are located or may be found and may be used as a basis for judgement thereon in Singapore or elsewhere.

In witness whereof this Warrants Instrument has been executed as a deed poll and delivered on the date appearing at the head of page 1.

THE CHARGOR

The COMMON SEAL of	)

UCLOUDLINK GROUP INC.	)

was hereunto affixed	)	For and on behalf of

in accordance with its constitution:	)	UCLOUDLINK GROUP INC.

[common seal]

/s/ Wen Gao
Name: Wen Gao
Title: Authorized Signature

/s/ Chaohui Chen
Director: Chaohui Chen

/s/ Jianlin Liao
Witness’ name: Jianlin Liao

Address: Floor 3, Block 1A, Shenzhen Software Industry Base,

Xuefu Road, Nanshan, Shenzhen, China

Occupation: Financial Manager